UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2024

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2024, Ocugen, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) virtually at 8:00 a.m. ET. At the Annual Meeting, a total of 107,738,208 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), and 107,845,946,208 shares of Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), were represented virtually or by proxy. Each whole share of Series C Preferred Stock entitles the holder to one million votes per share.

The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting on June 28, 2024:

(a) Proposal 1 - Election of Two Class I Directors. The stockholders elected each director nominee to the Board of Directors to serve as a director until the 2027 Annual Meeting of Stockholders and until their respective successor, if any, is elected or appointed, or upon their earlier death, resignation, retirement, disqualification, or removal, as follows:

Name	For	Withheld	Broker Non-Votes
Shankar Musunuri, Ph. D., MBA	55,840,122	5,447,583	46,450,503
Junge Zhang, Ph. D.	54,459,369	6,828,336	46,450,503

(b) Proposal 2 - Ratification of Independent Registered Public Accountant. The Company withdrew the proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year.

(c) Proposal 3 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,751,037	10,722,166	1,814,502	46,450,503

(d) Proposal 4 – Approval of an amendment to the Company’s charter to limit the liability of certain officers of the Company as permitted by recent amendments to the Delaware General Corporation Law (the ‘DGCL”), as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,000,962	10,333,187	1,953,556	46,450,503

The stockholders did not approve this proposal.

(e) Proposal 5 – Approval of an amendment to the Company’s charter to increase the number of authorized shares of Common Stock, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,474,755,361	25,535,231,721	1,835,959,126	0

The stockholders approved this proposal.

(f) Proposal 6 – Approval of an amendment to the Company’s charter to adjust voting requirements for certain future amendments to the Company’s charter in accordance with recent amendments to Section 242(d) of the DGCL, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,904,416,560	10,061,624,573	2,382,951,572	46,496,953,503

The stockholders did not approve this proposal.

(g) Proposal 7 – Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve all proceeding, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,974,708	17,570,043	2,193,457	0

The stockholders approved this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024

OCUGEN, INC.

By:	/s/ Shankar Musunuri
	Name:	Shankar Musunuri
	Title:	Chairman, Chief Executive Officer, & Co-Founder